Exhibit 32.1
GLOBAL BLOOD THERAPEUTICS, INC.
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Global Blood Therapeutics, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ted W. Love, President and Chief Executive Officer of the Company, and John Schembri, Vice President, Finance and Accounting, do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ted W. Love, M.D.
Ted W. Love, M.D.
President and Chief Executive Officer (Principal Executive Officer)
November 12, 2015

/s/ John Schembri
John Schembri
Vice President, Finance and Administration (Principal Financial and Accounting Officer)
November 12, 2015
This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Global Blood Therapeutics, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.